Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 12, 2004, in the Form S-4 Registration Statement and related Prospectus of Delco Remy International, Inc. dated June 25, 2004.

/s/    Ernst & Young LLP

Indianapolis, Indiana

June 22, 2004